UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

ADVANSIX INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)

300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, the Board of Directors (the “Board”) of AdvanSix Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, adopted the AdvanSix Inc. Deferred Compensation Plan (the “Plan”), effective January 1, 2018. The Plan is a nonqualified deferred compensation plan under which designated eligible executives, including our named executive officers, and directors of the Company may elect to defer annual base salary, bonuses or director’s fees, as applicable. The Plan also permits the Company to make contributions to the accounts of participants other than those participants who are non-employee directors of the Company.

Under the Plan, employee participants may elect to defer up to a maximum of 75% of base salary and 90% of bonuses, and directors may elect to defer up to a maximum of 100% of their director fees. Participants designate the funds (in any combination of the funds offered as investment options under the Plan) in which their account balances will be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to their accounts. Non-employee directors may allocate the deemed investment of funds in Company common stock under the Company Stock Unit Fund.

The rate of return earned on a participant’s account balance is based on the actual performance of the funds in which he or she is deemed invested. Other than a non-employee director’s investment of funds in Company common stock, the participant may change his or her choice of funds at any time. All amounts credited under the Plan, with the exception of any contributions which may be made by the Company, are immediately vested. Participants cannot sell, assign, hypothecate, alienate, encumber or in any way transfer or convey in advance of receipt any amounts held in their Plan accounts.

Under the Plan, each participant’s account will be payable in lump sum or installments upon a scheduled distribution date or the participant’s separation from service or death in accordance with the participant’s elections, the terms of the Plan and subject to Section 409A of the Internal Revenue Code of 1986, as amended. Participants may receive a distribution earlier than initially elected in the event of a financial hardship. Participants may also elect to receive distributions of their accounts in a lump sum upon a change in control. Distributions will be made solely in cash with the exception of amounts deferred by non-employee directors in the Company Stock Unit Fund, which will be distributed in shares of Company common stock, with any fractional shares to be paid in cash.

The Board may amend or terminate the Plan at any time in accordance with the terms of the Plan.

The deferred compensation obligations under the Plan are unsecured general obligations of the Company to pay the deferred compensation of participants in the Plan. The deferred compensation obligations under the Plan will rank equally with the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The foregoing description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	AdvanSix Inc. Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2017

AdvanSix Inc.

By:	/s/ John M. Quitmeyer
Name:	John M. Quitmeyer
Title:	Senior Vice President, General Counsel and Corporate Secretary